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                                             Exhibit A

GRANITE STATE ENERGY, INC.
Balance Sheet
As of September 30, 1996
(Unaudited, Subject to Adjustment)


ASSETS
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  Current assets:
     Cash                                            $39,191
     Customer Accounts Receivable                     40,626
     Unbilled Revenue                                 63,000
     Tax Benefit Receivable                           53,644
                                                     -------
  Total Assets                                      $196,461
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LIABILITIES AND PARENT COMPANY'S INVESTMENT
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Current liabilities:
  Accounts payable to associated companies          $140,086

Parent Company's Investment:
  Common stock, par value $1 per share                 1,000
  Subordinated notes payable to parent               155,000
  Accumulated Deficit                                (99,625)
                                                      -------
                                                       56,375
                                                      -------

Total Liabilities and Parent Company's Investment    $196,461
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